UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2012
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 1, 2012, GMX Resources Inc. (the “Company”) entered into a Purchase and Sale Agreement, dated as of October 1, 2012 (the “Purchase and Sale Agreement”), between the Company and Summit Energy, LLC. The Purchase and Sale Agreement relates to the sale by the Company of specified operated and non-operated oil and gas properties in the Cotton Valley Sands and shallow rights located in East Texas and Louisiana. The purchase price for the assets is $69.0 million, subject to adjustment for title and environmental defects and other customary matters.
The definitive agreement contains customary representations and warranties, including, ownership of the assets, compliance with laws, including environmental laws, and payment of taxes, and indemnification provisions under which the parties thereto have agreed to indemnify each other against certain liabilities. Pursuant to the Purchase and Sale Agreement, the Company has agreed to provide customary transitional services to the buyer including land, accounting, operations and marketing for a period of no less than three months.
The sale will have an effective date of September 1, 2012 and is expected to close on October 24, 2012, subject to customary closing conditions and purchase price adjustments. There can be no assurance as to such timing or that all of the conditions to closing the sale will be satisfied.
The Company will file the Purchase and Sale Agreement as an exhibit as required in its future periodic reports.
ITEM 7.01    REGULATION FD DISCLOSURE
On October 1, 2012, the Company issued a press release announcing that the Company has entered into a definitive purchase and sale agreement with a private third party to sell a portion of its East Texas and Louisiana assets for approximately $69.0 million, subject to certain adjustments.
A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information included in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
ITEM 8.01    OTHER EVENTS
Exhibit 99.2, which is incorporated by reference into this Item 8.01, sets forth preliminary pro forma financial information regarding the asset sale pursuant to the Purchase and Sale Agreement pursuant to Article 11 of Regulation S-X. Final pro forma financial information required by this Item will be included in a final Form 8-K when required after the closing of the sale pursuant to the Purchase and Sale Agreement, including any adjustments made pursuant to any title or environmental matters.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated October 1, 2012
99.2	Pro forma financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.
Date: October 5, 2012	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 1, 2012
99.2	Pro forma financial information

4